                                                                   EXHIBIT 4.2
                                  TVIA, INC.







              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                                  TVIA, INC.

              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of April 3, 2000, by and between TVIA, INC., a California
                                                    ----------
corporation (the "Company"), the undersigned holders of Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock of the Company (the "Investors"), and the undersigned purchasers of Series I Preferred Stock of the Company (the "Purchasers"). The Investors, other holders of registration and other rights under the Prior Agreement (as defined below), and the Purchasers are sometimes collectively referred to as the "Shareholders." The names of the Investors and the Purchasers are set forth on the Schedule of Investors and Purchasers attached hereto as Schedule A,
                              ----------

                             W I T N E S S E T H:

     WHEREAS, the Company and the Purchasers have entered into that certain Series I Preferred Stock Purchase Agreement dated of even date herewith (the "Purchase Agreement") to which the Company shall sell to the Investors up to two million (2,000,000) shares of its Series I Preferred Stock; and

     WHEREAS, Investors holding a majority of the shares of Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock of the Company enjoying certain registration rights and rights regarding receipt of information pursuant to an Investors' Rights Agreement dated as of March 22, 2000 (the "Prior Agreement"). The Investors wish to terminate all rights under the Prior Agreement and have such rights superseded in their entirety by the rights provided under this Agreement and wish to have this Agreement supersede and replace the Prior Agreement in its entirety; and

     WHEREAS, in order to induce the Purchasers to invest funds in the Company pursuant to the Purchase Agreement, the Investors, the Purchasers and the Company hereby agree to enter into this Agreement:

     NOW, THEREFORE, in consideration of the premises, covenants and conditions set forth herein, the parties agree as follows:

     1.   Registration Rights.  The parties covenant and agree as follows:
          -------------------

     1.1  Definitions.  For purposes of this Section 1:
          -----------

     (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document.

     (b) The term "Registrable Securities" means (i) the Company's Common Stock issuable or issued upon conversion of the Series F Preferred Stock, the Series G Preferred Stock,

Series H Preferred Stock or Series I Preferred Stock of the Company (the "Conversion Stock") and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Common Stock, excluding in all cases, however, (A) any Registrable Securities sold by a person in a transaction in which such person's rights under this Section 1 are not assigned or (B) shares of Conversion Stock or other securities that have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

     (c) The number of shares of "Registrable Securities then outstanding" shall be equal to the sum of (i) the number of shares of Common Stock outstanding that are Registrable Securities and (ii) the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are exercisable or convertible into Registrable Securities.

     (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any transferee or assignee thereof in accordance with Section 1.14 hereof.

     (e) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     (f) The term "Initial Public Offering" means the first sale of Common Stock of the Company to the public effected pursuant to a registration statement (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock plan, stock purchase or similar plan or a SEC Rule 145 transaction) filed with, and declared effective by, the SEC under the Act on Form S-1 (or any subsequently adopted similar form).

     (g) The term "Preferred Stock" shall mean the Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock of the Company.

     1.2  Request for Registration.
          ------------------------

     (a) If the Company shall receive at any time after the earlier of (i) July 31, 2001, or (ii) six (6) months after consummation of the Company's Initial Public Offering, a written request from the Holders of twenty percent (20%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of Registrable Securities with an aggregate gross offering price of at least $10,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), effect as soon as practicable, and in any event shall use its best efforts to effect within one hundred twenty (120) days of the receipt of such request, the registration under the Act of all Registrable Securities that the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company.

     (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter or underwriters will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities requesting to be included in the underwriting, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders requesting to be included in the underwriting, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder at the time of filing the registration statement; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities, including, without limitation, any shares offered by the Company, are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the managing underwriters' marketing limitation shall be included in such registration. To facilitate the allocation of Shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 Shares.

     (c) The Company is obligated to effect only two (2) registrations pursuant to this Section 1.2 (counting for this purpose only registrations that have been declared or ordered effective and pursuant to which Registrable Securities have been sold).

     (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and that it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may defer its obligations for this reason only once in any twelve (12) month period.

     (e) Notwithstanding anything to the contrary in this Section 1.2, the Company shall not be obligated to take an action to effect such registration pursuant to this Section 1.2 for a period of six (6) months following the effective date of a registration statement previously filed by the Company (other than a registration of securities in a SEC Rule 145 transaction or with respect to an employee benefit plan).

     1.3  Company Registration. If (but without any obligation to do so) (a) the
          --------------------
Company proposes to register any of its Common Stock or other securities under the Act in connection with a public offering of such securities solely for cash (including a registration effected by the Company for stockholders other than the Holders, but not including a registration relating solely to the Company's employee benefit plans, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), and (b) the Company has consummated its Initial Public Offering, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of
Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

     1.4  Obligations of the Company.  Whenever required pursuant to this
          --------------------------
Section 1 to effect the registration of any Registrable Securities, the Company shall perform the following obligations as expeditiously as reasonably possible:

     (a) The Company shall prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, to keep such registration statement effective for up to one hundred twenty (120) days.

     (b) The Company shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

     (c) The Company shall furnish to the Holders such numbers of copies of the prospectus, including a prospectus subject to completion, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     (d) The Company shall use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     (e) In the event of any underwritten public offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     (f) The Company shall notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (g) Notwithstanding the foregoing, the Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or 1.13 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.13(b)(ii), as applicable.

     1.5  Obligations of the Investors.
          ----------------------------

     (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     (b) In the event of any underwritten public offering, each Holder participating in such underwriting shall enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter of such offering.

     1.6  Expenses of Demand Registration.  All expenses other than underwriting
          -------------------------------
discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for expenses of any registration proceeding begun under Section 1.2, the request for which has been subsequently withdrawn by the Holders of a majority of the Registrable Securities or is not completed due to failure to meet the gross offering price requirement set forth in such section unless Holders representing a majority of Registrable Securities agree to forfeit their right to a registration under Section 1.2, provided however, that if at the time of such withdrawal by the Holders of a majority of the Registrable Securities, the Holders have learned of a material adverse change in the operating results, financial condition or business of the Company from that known to the Holders at the time of the request and have withdrawn the request with promptness following disclosure by the Company of such material adverse change then the Holders shall not be required to pay any such expenses and shall retain their right pursuant to Section 1.2.

     1.7  Expenses of Company Registration.  The Company shall bear and pay all
          --------------------------------
expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section
1.3 for each Holder (which right may be assigned as provided in Section 1.14), including (without limitation) all registration, filing, and qualification fees, fees and disbursements of Company counsel, printers' and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities.

     1.8  Underwriting Requirements.
          -------------------------

     (a) In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the managing underwriter determines in its sole discretion will not, due to marketing factors, jeopardize the success of the offering by the Company.

     (b) If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Holders requesting inclusion in such registration according to the total amount of securities entitled to be included therein owned by each such Holder on a pro rata basis); provided, however, that any such limitation or "cut-back" shall be first applied to all shares proposed to be sold in such offering, other than for the account of the Company, which are not Registrable Securities. In no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included.

     1.9  Withdrawal Rights and Reallocation.  If any Holder disapproves of the
          ----------------------------------
terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriters. If such Holder's shares are withdrawn from registration, or if the number of shares of Registrable Securities was previously reduced due to marketing factors, the Company shall offer to all Holders retaining the right to include securities in the registration the right to include additional Registrable Securities in the registration, with such shares being allocated on a pro rata basis among the Holders of Registrable Securities.

     1.10 Delay of Registration.  No Holder shall have any right to obtain or
          ---------------------
seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.11 Indemnification.  In the event any Registrable Securities are included
          ---------------
in a registration statement under this Section 1:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors and general partners of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each of which is referred to herein as a "Violation"):

          (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any prospectus subject to completion or final prospectus contained therein or any amendments or supplements thereto;

          (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

          (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws. In addition, the Company will promptly reimburse each such Holder, officer, director or general partner, underwriter or controlling person for any legal or other expenses reasonably incurred by them on an as-incurred basis, in connection with investigating or defending any such loss, claim, damage, liability or action.

     Notwithstanding the foregoing, the indemnity provisions contained in this
Section 1.11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that results from reliance upon written information furnished expressly for use in connection with such registration by any such Holder, officer, director, general partner, underwriter or controlling person.

     (b) To the extent permitted by law, each selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter and any Holder selling securities in such registration statement or any of its directors, officers or general partners or each person, if any, who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company (or any director, officer or controlling person), or underwriter (or controlling person), or Holder (or director, officer, general partner or controlling person thereof) may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or action in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation results from reliance upon written information furnished by such Holder expressly for use in connection with such registration.

     Each such Holder will promptly reimburse any legal or other expenses reasonably incurred, on an as-incurred basis, by the Company (or any director, officer or controlling person), underwriter (or controlling person), Holder (or any director, officer, general partner or controlling person thereof) in connection with investigating or defending, any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Holder, which consent shall not be unreasonably withheld.

     Notwithstanding the foregoing, the liability of each Holder under this
Section 1.11(b) shall be limited to an amount equal to the aggregate proceeds of the shares sold by such Holder in the offering pursuant to which the Violation is claimed to have occurred, unless such liability arises out of or is based on willful misconduct of such Holder.

     (c) Within a reasonable time after receipt by an indemnified party of notice of the commencement of any action (including any governmental action) under this Section 1.11, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.11, deliver to the indemnifying party a written notice of the commencement thereof. Such indemnifying party shall have the right to participate in and subject to the consent of the indemnified party, which consent shall not be unreasonably withheld, the indemnifying party shall have the right to enter into settlement of such action, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense of such action with counsel approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that the indemnified party shall cooperate with the indemnifying party, and that if representation of an indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, such indemnified party shall have the right to retain its own counsel, with the reasonable fees and reasonable expenses to be paid by the indemnifying party.

     The failure of an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if such failure is prejudicial to the indemnifying party, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 1.11 to the extent such party is prejudiced. However, the omission of the indemnified party to deliver such written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 1.11.

     (d) If the indemnification provided for in this Section 1.11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be deter-mined by reference to, among other things, whether the violation of law or the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to acts of or information supplied by the indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     (f)  The obligations of the Company and of the Holders under this Section
1.11 shall survive the conversion, if any, of the Series F Preferred Stock, Series G Preferred Stock and Series I Preferred Stock and the completion of any offering of Registrable Securities in a registration statement under this
Section 1 or otherwise.

     1.12 Reports Under the 1934 Act.  With a view to making available to the
          --------------------------
Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees:

     (a) to make and keep public information available, as those terms are defined under SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

     (b) use its best efforts to file with the SEC all reports and other documents required of the Company under the Act and the 1934 Act (at any time after it has become subject to such reporting requirements) in a timely manner; and

     (c) to furnish to any Holder, so long as such Holder owns Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the Company's most recent annual or quarterly report and (iii) such other information as may be reasonably requested by such Holder in order to avail itself of any rule or regulation of the SEC that permits the selling of any such securities without registration.

     1.13 Form S-3 Registration.  At any time following the first anniversary of
          ---------------------
the Company's Initial Public Offering, in case the Company shall receive from any Holder or Holders a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall comply with the following obligations:

     (a) The Company shall promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of subparagraph (b) of
Section 1.2 hereof shall be applicable to each such registration initiated under this Section 1.13.

     (b) As soon as practicable, the Company shall effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company. Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this
Section 1.13 if: (i) the Company has previously effected three (3) registrations pursuant to this Section 1.13; (ii) Form S-3 is not available for such offering by the Holders; (iii) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; (iv) the Company furnishes to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.13; (v) the Company has, within the twelve (12) month period preceding the date of such request, already effected a registration on Form S-3 for the Holders pursuant to this Section 1.13; (vi) the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance in a particular jurisdiction, or (vii) a registration statement respecting securities of the Company has been declared effective within one hundred eighty (180) days of such request.

     (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with the registrations requested pursuant to this Section 1.13, including (without limitation) all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the selling Holder or Holders shall be borne by the Company and any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the selling Holder or Holders. Registrations effected pursuant to this Section 1.1 shall not be counted as demands for registration effected pursuant to Section 1.2.

     1.14 Assignment of Registration Rights.  The rights to cause the Company to
          ---------------------------------
register Registrable Securities granted under this Section 1 may be assigned by a Holder to a transferee or assignee who acquires 250,000 shares (as adjusted for stock splits, combinations, dividends and the like) of the Registrable Securities held by such Holder, provided the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such proposed transferee or assignee and the securities with respect to which such registration rights are being assigned; provided further that such assignment shall be effective only if the transferee enters into a written agreement providing that such transferee shall be bound by the provisions of
Section 1 of this Agreement. Notwithstanding the foregoing or any other provision contained herein to the contrary, the right to cause the Company to register Registrable Securities may be assigned by a Holder to any constituent partner of a partnership Holder and any affiliate, subsidiary or parent of a corporate Holder provided that such transferee agrees in writing to be bound by the terms and conditions of this Agreement.

     1.15 "Market Stand-Off' Agreement.  Each Shareholder hereby agrees that it
          ----------------------------
shall not, to the extent specified by the Company and an underwriter of Common Stock (or other securities) of the Company, sell, offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company (other than securities already registered) during a reasonable and customary period of time not to exceed one hundred eighty (180) days, as agreed to by the Company and the underwriters, following the effective date of the Company's Initial Public Offering; provided, however, that all officers and directors of the Company enter into similar agreements.

     In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such one hundred eighty (180) day period.

     1.16 Termination of the Company's Obligation.  The rights to cause the
          ---------------------------------------
Company to register securities granted to Holders pursuant to Sections 1.2 and
1.3 shall terminate as to any Holder at such time as the Holder has the ability to sell all of the Registrable Securities owned by such stockholder under SEC Rule 144 within a three (3) month period.

     1.17 Limitations on Subsequent Registration Rights.  From and after the
          ---------------------------------------------
date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would grant rights to have securities other than Registrable Securities registered under the Act that are senior to or pari passu with the registration rights granted herein.

     2.   Miscellaneous.
          -------------

     2.1  Governing Law. This Agreement shall be governed by and construed under
          -------------
the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

     2.2  Successors and Assigns. Except as otherwise expressly provided herein,
          ----------------------
the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto (including transferees of any shares of Preferred Stock sold under their respective stock purchase agreements or any Common Stock issued upon conversion thereof).

     2.3  Entire Agreement.  This Agreement constitutes the full and entire
          ----------------
understanding and agreement among the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     2.4  Severability.  Any invalidity, illegality or limitation of the
          ------------
enforceability with respect to any Shareholder of any one or more of the provisions of this Agreement, or any part thereof, whether arising by reason of the law of any such Shareholder's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to any other Shareholder. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     2.5  Amendment and Waiver.  Any term of this Agreement may be amended and
          --------------------
the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding, provided that the effect of such amendment or waiver is to treat all Holders equally. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities at the time outstanding (including securities exercisable for or convertible into Registrable Securities), each future holder of all such securities and the Company.

     2.6  Delays or Omissions. No delay or omission to exercise any right, power
          -------------------
or remedy accruing to any Shareholder or any permitted transferee upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Shareholders' part of any breach, default or noncompliance of this Agreement or any waiver on the Shareholders' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement, by law or otherwise afforded to each Shareholder, shall be cumulative and not alternative.

     2.7  Notices, etc.  Unless otherwise provided, any notice required or
          ------------
permitted under this Agreement shall be given to the party to be so notified in writing and shall be deemed effective upon personal delivery, upon delivery by confirmed facsimile or electronic transmission (with duplicate original sent by United States mail), or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on Schedule A hereto (or, if to the Company, at the address of its principal
----------
executive offices), or at such other address as such party may designate by ten
(10) days' advance written notice to the other parties.

     2.8  Titles and Subtitles.  The titles of the paragraphs and subparagraphs
          --------------------
of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     2.9  Expenses. If any action at law or in equity is necessary to enforce or
          --------
interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, expenses and necessary disbursements in addition to any other relief to which such party may be entitled.

     2.10 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     2.11 Aggregation of Stock.  All shares of Preferred Stock held or acquired
          --------------------
by affiliated entities or persons shall be aggregated together for the purposes of determining the availability of any right under this Agreement.

     2.12 Termination of Prior Agreement.  The Investors, who hold a majority of
          ------------------------------
the outstanding shares of Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, hereby agree that all rights under the Prior Agreement are hereby terminated and superseded by the rights provided under this Agreement, which Agreement supersedes and replaces the Prior Agreement in its entirety.

                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.


                                    COMPANY
                                    -------


                                   TVIA, INC., a California corporation



                                   By /s/ Jack Guedj
                                      ----------------------------------

                                   Its President
                                       ---------------------------------

                                   Address: 4001 Burton Drive
                                            ----------------------------
                                            Santa Clara, CA 95054
                                            ----------------------------

                                   INVESTORS:
                                   ---------

                                   _____________________________________
                                               Name of Investor

                                   By___________________________________

                                   Its__________________________________



                  Signature Page of Series I Preferred Stock
               Amended and Restated Registration Rights Agreement